UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]     Preliminary Information Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[   ]     Definitive Information Statement

SINO FIBRE COMMUNICATIONS, INC.
(Name of Registrant as Specified in Charter)

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SINO FIBRE COMMUNICATIONS, INC.
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Tel: (212) 907-6522

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

To the Stockholders of Sino Fibre Communications, Inc.:

Notice is hereby given to holders of common stock, par value $0.001 per share of Sino Fibre Communications, Inc., a Nevada corporation, of record at the close of business on the record date, January 11, 2008, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the following matters.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the amendments to our articles of incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

Please note that this is not an offer to purchase your stock.

INFORMATION

Increase in Authorized Stock

On December 10, 2007 our Board of Directors unanimously approved the amendment to our articles of incorporation to increase our authorized stock from 25,000,000 shares of common stock with a par value of $0.001 to 200,000,000 shares of common stock with a par value of $0.001 per share. Subsequent to our board of directors' approval of the amendment, the holders of the majority of the outstanding shares of common stock of our company provided their written consent to the amendments to our articles of incorporation on January 11, 2008. Therefore, following the expiration of the twenty-day (20) period required by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our company will file articles of amendment to amend our articles of incorporation to give effect to the amendment. We will not file the articles of amendment to our articles of incorporation until at least twenty (20) days after the filing and mailing of this information statement.

The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur at least twenty (20) days after this information statement is first mailed to our stockholders.

The purpose of increasing the authorized stock to 200,000,000 shares of common stock is to provide for the potential conversion of convertible notes due January 1, 2009 with an aggregate principal amount of $600,000 that were issued by our company on a private placement basis in December 2007. The principal amount and accrued interest of the convertible notes is convertible from time to time after ninety (90) days from the date of issuance into one unit at a price of $0.05 per unit, with each unit consisting of one share of common stock and one warrant, subject to the amendment to our articles of incorporation to increase our authorized stock. Each warrant is exercisable for one share of common stock at a price of $0.20 per share. Also, the increase in our authorized stock to 200,000,000 shares of common stock will provide us with the necessary flexibility to implement any potential future corporate plans.

Other than for the conversion of the convertible notes and the exercise of the warrants into common shares of the company as stated above, our company has no other current plans, proposals or arrangements to issue additional shares of common stock.

The entire cost of furnishing this information statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on January 11, 2008 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 16,481,400 shares of our common stock issued and outstanding on January 11, 2008. We anticipate that this information statement will be mailed on or about January 25, 2008 to all stockholders of record as of the record date.

PRINCIPAL STOCKHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term "beneficial ownership" with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common stock, except as otherwise indicated.

As of the record date, January 11, 2008, we had a total of 16,481,400 shares of common stock, $0.001 par value per share, issued and outstanding.

The following table sets forth, as of January 11, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
James Lin 125 North Deheny Drive Beverly Hills, CA	2,961,582 common shares	18.0%
Feng Hai Qin Room 803, Building B Jing Meng Hi Tech Plaza #5 Shang Di Dong Road Beijing, China 1000085	1,384,633 common shares	8.4%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Greater Asia Capital Ltd. 901B, Kinwick Centre 32 Hollywood Road Central, Hong Kong	1,370,787 common shares	8.3%
Kellwood Group 116 Sea Meadow House Tortola, BVI	1,356,940 common shares	8.2%
China Wave Ltd. De Castro Street Wickhams Cay I Road Town, Tortola	1,145,787 common shares	7.0%
Mastermind Group, Inc. PO Box 470271 Tulsa, Oklahoma 74147	1,000,000 common shares	6.1%
Directors and Executive Officers as a Group(2)	2,030,027 common shares	12.3%

(1)   Based on 16,481,400 shares of common stock issued and outstanding as of January 11, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)   As of January 11, 2008, Dan Boulliet, Chief Technology Strategist, holds 300,000 shares; Daniel McKinney, Director, holds 1,500,000 shares; and Matthew Mecke, Director, holds 230,027 shares of common stock.

DESCRIPTION OF THE COMPANY

We are a corporation organized under the laws of the State of Nevada. We currently trade on the OTC Bulletin Board under the symbol "SFBE.OB".

We have an exclusive memorandum of understanding with Sino-Con Telecomm Group., Ltd., to promote and sell Sino-Con Telecomm's fiber optic backbone services to foreign telecommunications carriers and corporate users. Under this agreement, we are to form a partnership to market Sino-Con Telecomm's services to foreign companies and telecommunications carriers. As of the date hereof, we have not formed the partnership, but we have begun promoting Sino-Con Telecomm's services. Under our agreement with Sino-Con Telecomm, we will be paid a commission for each non-China customer that we introduce and that signs an agreement with Sino-Con Telecomm to provide services.

We are selling IP broadband and telecommunications network routing based upon either the number of seconds or minutes a customer uses the network, or the amount of data passed through the network, or via an annual lease contract for use of the network not to exceed a certain size of total calls or data routed through the network. We expect to be paid a commission of at least 15% on the contracts signed by our customers and Sino-Con Telecomm.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all directors, executive officers and significant employees of the company as of the record date. All of the directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the board of directors. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

The names, addresses, ages and positions of our present officers and directors is set forth below:
Name and Address	Age	Position Held
Dan Bouillet P.O. Box 75210 White Rock, B.C. Canada V4B 5L4	55	Chief Technology Strategist
Samuel Chan 1900 Pepper Street Alhambra, CA 91801	59	Secretary, Treasurer and member of the board of directors
Daniel McKinney F-15, 6E Mar Vista Resort #1 Batu Ferringhi ROA Penang, Malaysia	46	Member of the board of directors
Matthew Mecke 39th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong	37	Member of the board of directors
Shawnee Merten 7071 Warner Avenue, F-130 Huntington Beach, CA 92647	58	Member of the board of directors
Ben Yan 405 Lexington Avenue, 26th Floor New York, NY 10174	57	President and Chief Executive Officer

The backgrounds and experience of our directors, executive officers and other significant employees are as follows:

Dan Bouillet
Chief Technology Strategist

In the last 12 years of his 35 year career in telecommunications, Dan Bouillet has provided independent consulting services for business development, project management and network deployment to national and regional telecommunications entities throughout North America. Mr. Bouillet founded and operated a successful private consulting company. After a brief but favorable period, he merged in a start-up venture with several other associates, and formed GT Group Telecom Inc. in 1996, which rapidly evolved into a regulated national telecom service provider, publicly trading on the TSX and NASDAQ exchanges. Mr. Bouillet was directly responsible for the deployment, operations and acquisitions of the network and all corporate facilities. Group Telecom has since been acquired by Bell Canada. Until his appointment at Sino Fibre, Dan continued to offer his consulting and business development services to national and regional telecom providers and several corporate entities.

Samuel Chan
Secretary, Treasurer and Director

Since January 2006, Samuel Chan has been our secretary, treasurer and a member of our board of directors. Since May 2005, Mr. Chan has served as CEO of American Unicheer Group, an information technology start-up company focusing on smart card technology which is used for online financial and secured authentication. In 1995 Mr. Chan co-founded Trade Easy, now a publicly traded company in Hong Kong which engages in the business of providing trade services for Hong Kong and Chinese manufacturers both online and offline.

Daniel McKinney
Director

Since January 2006, Daniel McKinney has been a member of board of directors. Prior to joining us, Mr. McKinney founded Asia Properties, Inc. in August 1999. From March 1981 until August 1999, Mr. McKinney established McKinney International, a Hong Kong based company engaged in cutting gemstones and supplying world markets. From January 1982 to 1984, he founded the Hong Kong Gem & Jewelry show. From April 1984 to 1987, he worked to establish Wynmere Ltd., Thailand, a direct selling jewelry company with its manufacturing in Bangkok and gemstone sourcing in Hong Kong. In 1989, he established Coldway Ltd., an investment banking firm. In 1994, Mr. McKinney founded Cement Services, Ltd., a construction company, based in Bangkok. In April 1998, he founded Asia Properties, Inc. a Bangkok based public real estate company. From 1999 to 2001, Mr. Mckinney served as a board member of Sunflower (USA) Ltd., a public company with a large industrial facility in China manufacturing copper pipes. From August 2004 to January 2006, Mr. McKinney served as a director of Savoy Resources Corp, a publicly traded mining company. Mr. McKinney graduated from Hong Kong International School in 1979 and studied Chemistry and Biology at Houston Baptist University from 1979 to 1981. Mr. McKinney speaks Cantonese, Thai, and some Portuguese.

Matthew Mecke
Director

Since January 2006, Matthew Mecke has been a member of our board of directors. Mr. Mecke has also served as our president, principal executive officer from January 2006 to October 2007 and as our chairman of board of directors from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and CEO of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as Senior Vice President, Systems and Product Development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. in the United States and Hong Kong. Mr. Mecke was responsible for middle management of retail card system operations. In the late 1990s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing.

Shawnee Merten
Director

Since October 2007, Shawnee Merten has been a member of our board of directors. Since April 1988, Mr. Merten has operated his own company, Event Booking & Services, an event consulting and management company, located in Huntington Beach, California. Mr. Merten works with various companies, events and organizations to help them get their business started, re-organize some portion of their business or oversee the operation of the business for a specified period of time.

Ben Yan
President and Chief Executive Officer

Since October 30, 2007, Ben Yan has been our President and Chief Executive Officer. Ben has over 25 years of extensive management experience with Fortune 100 companies including Hewlett-Packard, Sun Microsystems and Abbot Laboratory. Telecommunications has always been in the forefront throughout Mr. Yan's successful career and being an entrepreneur at heart, Ben co-founded GT Group Telecom that became a regulated telecommunications CLEC with nationwide fibre optic networks, corporate facilities and over 1,000 employees serving the small and medium sized companies across Canada. Group Telecom exceeded CAN$225 million in annual revenues trading on the TSX and NASDAQ exchanges. Group Telecom has since been acquired by Bell Canada. Prior to his CEO post at Sino Fibre, Ben has held several director appointments on the boards of national telecom entities, scheduled public speaking engagements and offered professional services for business development to national and global enterprises.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

MARKET FOR THE COMPANY'S STOCK
AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the OTC Bulletin Board on January 11, 2008 was $0.30 per share.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "SFBE.OB". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:
Quarter Ended(1)	High	Low
December 31, 2007	$0.40	$0.05
September 30, 2007(2)	$0.60	$0.03

(1)   Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)   Our company with its present business was quoted on the OTC Bulletin Board commencing on August 10, 2007. The high and low bid prices are for the period from August 10, 2007 to September 30, 2007.

Our common stock is issued in registered form. The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, telephone (503) 227-2950, facsimile (503) 227-6874. On January 11, 2008, the stockholders' list of our common shares showed 90 registered stockholders and 16,481,400 common shares issued and outstanding.

AMENDMENT TO THE COMPANY'S ARTICLES

Our articles of incorporation authorized the issuance of 25,000,000 shares of common stock, $0.001 par value. On December 10, 2007, the Board of Directors approved an amendment to our articles or incorporation to increase the number of our common stock to 200,000,000 shares.

The purpose of increasing the authorized stock to 200,000,000 shares of common stock is to provide for the potential conversion of convertible notes due January 1, 2009 with an aggregate principal amount of $600,000 that were issued by our company on a private placement basis in December 2007. The principal amount and accrued interest of the convertible notes is from time to time after ninety (90) days from the date of issuance into one unit at a price of $0.05 per unit, with each unit consisting of one share of common stock and one warrant, subject to the amendment to our articles of incorporation to increase our authorized stock. Each warrant is exercisable for one share of common stock at a price of $0.20 per share. Also, the increase in our authorized stock to 200,000,000 shares of common stock will provide our company with the necessary flexibility to implement any potential future corporate plans. Our board of directors believes that it is in the best interests of our company to increase the common stock for such purposes.

We currently have 25,000,000 authorized shares of common stock. As of the record date we had 16,481,400 shares issued and outstanding. Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of stockholders owning 12,160,543 shares of our common stock, which represented approximately 73.8% on the record date, January 11, 2008.

Except as disclosed herein, we have no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions in equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to our company's proposed amendments to its articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the company's common stock. The stockholdings of our directors and officers are listed above in the section entitled "Principal Stockholders and Security Ownership of Management". All members of the board of directors of the company approved the proposal discussed above on December 10, 2007. To our knowledge, no director has advised that he intends to oppose the amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the company any proposal for consideration by the company or its board.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One information statement will be delivered to multiple stockholders sharing an address unless the company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the company will undertake to promptly deliver a separate copy of this information statement to the stockholder at the shared address to which a single copy of this information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this information statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the company's offices at (212) 907-6522 or by mail to the company's address at The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174, Attention: The President.

ADDITIONAL INFORMATION

The company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The company's filings are available through the Securities and Exchange Commission's website at the following address: http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

SINO FIBRE COMMUNICATIONS, INC.

By:   /s/ Ben Yan
        ____________________________________
        Ben Yan
        President and Chief Executive Officer

SCHEDULE A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.             Name of corporation:

Sino Fibre Communications, Inc.

2.             The articles have been amended as follows (provide article numbers, if available):

Article IV is replaced by the following:

"The aggregate number of shares which the corporation shall have authority to issue is two hundred million shares of common stock having a par value of $0.001 each. No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall be advisable."

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 73.8%.

4.             Effective date of filing (optional):

5.             Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.